Exhibit 99.1

Blucora Increases Share Repurchase Authorization

DALLAS, TX - December 9, 2021 (GLOBE NEWSWIRE) — Blucora, Inc. (NASDAQ: BCOR), a leading provider of technology-enabled, tax focused financial solutions, today announced that its Board of Directors has authorized the repurchase of an additional $28.3 million of shares under its repurchase program, bringing the total authorized repurchases under the program to $100 million of its shares of common stock.

“The expanded stock repurchase program reflects Blucora’s strong balance sheet and cash flow generation, as well as our commitment to allocating capital to maximize long-term shareholder value,” commented Chris Walters, Blucora’s President and Chief Executive Officer. “We have attractive investment opportunities in the business to create further profitable growth. But, given the positive outlook and momentum of both our wealth management and tax software businesses, we believe that repurchasing Blucora shares also represents an attractive use of capital. The expanded share repurchase program allows us to return capital to our shareholders while retiring a substantial number of outstanding shares. Given our forecasts and opportunities, we believe buying shares is a terrific investment for the Company and will enhance shareholder value.”

The Company has repurchased 1,305,807 million shares for $28.3 million to date under its share repurchase program.

Under the increased share repurchase program, future purchases may be made from time to time under a variety of methods, including in the open market or in privately negotiated transactions. Such purchases will be at times and in amounts as the Company deems appropriate, based on factors such as market conditions, legal requirements, and other corporate considerations. The Company is not obligated to purchase any dollar amount or number of shares of common stock under the repurchase program, and the repurchase program may be suspended or discontinued at any time.

About Blucora®

Blucora, Inc. (NASDAQ: BCOR) is a provider of data and technology-driven solutions that empower people to improve their financial wellness. Blucora operates in two segments including (i) wealth management, through its Avantax Wealth Management and Avantax Planning Partners brands, with a collective $87 billion in total client assets as of September 30, 2021 and (ii) tax software, through its TaxAct business, a market leader in tax software with approximately 3 million consumer users and approximately 24,500 professional users in 2021. With integrated tax-focused software and wealth management, Blucora is uniquely positioned to assist our customers in achieving better long-term outcomes via holistic, tax-advantaged solutions. For more information on Blucora, visit www.blucora.com.

Source: Blucora

Blucora Investor Relations

Dee Littrell (972) 870-6463

IR@Blucora.com

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact. Forward-looking statements can also be identified by words such as “believes,” “estimates,” “should,” “could,” “would,” “plans,” “expects,” “intends,” “anticipates,” “may,” “forecasts,” “future,” “will,” “projects,” “predicts,” “potential,” “continues,” “target,” “outlook,” “guidance” and similar expressions and variations. Actual results may differ significantly from management’s expectations due to various risks and uncertainties including, but not limited to: our ability to effectively compete within our industries; our ability to attract and retain financial professionals, qualified employees, clients, and customers, as well as our ability to provide strong customer/client service; the impact of the COVID-19 pandemic on our results of operations and our business, including the impact of the resulting economic and market disruption, the extension of tax filing deadlines and other related government actions; our ability to retain employees and acquired client assets following acquisitions; our future capital requirements and the availability of financing, if necessary; our ability to meet our current and future debt service obligations, including our ability to maintain compliance with our debt covenants; any downgrade of our credit ratings; our ability to generate strong performance for our clients and the impact of the financial markets on our clients’ portfolios; the impact of new or changing legislation and regulations (or interpretations thereof) on our business, including our ability to successfully address and comply with such legislation and regulations (or interpretations thereof) and increased costs, reductions of revenue, and potential fines, penalties or disgorgement to which we may be subject as a result thereof; risks, burdens, and costs, including fines, penalties, or disgorgement, associated with our business being subjected to regulatory inquiries, investigations, or initiatives including those of the Financial Industry Regulatory Authority, Inc. and the Securities and Exchange Commission; risks associated with legal proceedings, including litigation and regulatory proceedings; our ability to close, finance, and realize all of the anticipated benefits of acquisitions, as well as our ability to integrate the operations of recently acquired businesses, and the potential impact of such acquisitions on our existing indebtedness and leverage; our ability to manage leadership and employee transitions, including costs and time burdens on management and our board of directors related thereto; the compromising of confidentiality, availability or integrity of information, including cyberattacks; political and economic conditions and events that directly or indirectly impact the wealth management and tax preparation software industries; our ability to respond to rapid technological changes, including our ability to successfully release new products and services or improve upon existing products and services; our expectations concerning the revenues we generate from fees associated with the financial products that we distribute; risks related to goodwill and other intangible asset impairment; our ability to develop, establish, and maintain strong brands; risks associated with the use and implementation of information technology and the effect of security breaches, computer viruses, and computer hacking attacks; our ability to comply with laws and regulations regarding privacy and protection of user data; our ability to maintain our relationships with third-party partners, providers, suppliers, vendors, distributors, contractors, financial institutions, industry associations, and licensing partners, and our expectations regarding and reliance on the products, tools, platforms, systems, and services provided by these third parties; our beliefs and expectations regarding the seasonality of our business; our assessments and estimates that determine our effective tax rate; our ability to protect our intellectual property and the impact of any claim that we have infringed on the intellectual property rights of others; and the effects on our business of actions of activist stockholders. A more detailed description of these and certain other factors that could affect actual results is included in our most recent Annual Report on Form 10-K and our most recent Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date hereof. We undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date hereof, except as may be required by law.